UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 15, 2011
(Date of earliest event reported)

NATURAL RESOURCES USA CORPORATION
(Exact name of registrant as specified in its charter)

000-15474
(Commission File Number)

Utah	87-0403973
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3200 County Road 31, Rifle, Colorado 81650
(Address of principal executive offices, including zip code)

(214) 253-2556
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant
Item 8.01	Other Events

Natural Resources has been informed that on March 15, 2011, Sentient USA Resources Fund, L.P. (“SURF”) transferred all of its shares of common stock of Natural Resources (equal to 334,074,381 shares or 94.8% of the outstanding shares of common stock of the Company) and its limited right to subscribe for an additional 5,500,000 shares (collectively, the “Securities”) to Green SEA Resources, Inc., a Canadian private company (“GSR”), in exchange for shares of common stock of GSR.  According to its Schedule 13D/A report filed with the Securities and Exchange Commission on March 17, 2010, SURF is the majority and controlling shareholder of GSR and, consequently, will remain an indirect beneficial owner of the Securities.  We expect that the Board of Directors of GSR will hold voting and investment control over the Securities, and, therefore, is now the beneficial owner of the Securities.  Since this exchange resulted in a change in the direct beneficial ownership of greater than 50% of our issued and outstanding common stock, this transaction may be deemed to be a change of control.

Five of our directors are also officers or directors of GSR as follows:

Director Name	Position with GSR
Alan De’ath	Director and CEO
Wayne Richardson	Executive Vice President and COO
Alan You Lee	Vice President, Finance and CFO
Leigh Hall	Director and Chairman of Audit Committee
Bill H Gunn	Director

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated March 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCES USA CORPORATION
(REGISTRANT)

Date: March 21, 2011

	By:	/s/ Robert van Mourik
	Name:	Robert van Mourik
	Title:	Chief Financial Officer